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                                                                    Exhibit 3.12

                                     BYLAWS
                                       of
                        CORPORATE CONSULTING GROUP, INC.

The undersigned incorporator, for the purpose of forming a "S" corporation under the Florida Business Corporation Act, does hereby adopt the following BYLAWS for the Corporation.

                          ARTICLE I - Name and Offices

1. Name. The name of the Corporation shall be: Corporate Consulting Group, Inc. (C.C.G., Inc.)

2. Address. The principal office of the Corporation shall be in the State of Florida and located at 1546 Main Street, the City of Dunedin, County of Pinellas. The corporation may also have offices at such other places within the State of Florida as the board may from time to time determine or the business of the corporation may require.

                            ARTICLE II - Shareholders

1. Place of Meetings. Meeting of shareholders shall be held at the principal office of the corporation or at such place within the State of Florida as the board shall authorize. There shall be at least four regular meetings, scheduled one per quarter.

2. Annual Meeting. The annual meeting of the shareholders shall be held within 45 days of the end of the fiscal year annually. The purpose if the annual meeting of Shareholders is to elect Directors and to transact such matters as may properly come before the Shareholders. The annual meeting of the Shareholder of the Corporation shall be held at the times and places designated by the Board of Directors or the President of the Corporation. Failure to hold an annual meeting within the time limit shall in no way affect the terms of Officers or Directors of the Corporation or the validity of actions of the Corporation.

3. Special Meetings. Special meeting of the shareholders may be called by the board or by the president and shall be called by the president or the secretary at the request in writing of a majority of the Board or at the request in writing by shareholders owning a majority in amount of the shares issued and outstanding. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at a special meeting shall be confined to the purpose stated in the notice.

4. Fixed Record Date. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of

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any rights, or for the purpose of any other action, the board shall fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than fifty or less than ten days before the date of such meeting, not more than fifty days prior to any other action.

5. Notice of Meetings of Shareholders. Written notice of each meeting of shareholders shall state the purpose or purposes for which the meeting is called, the place, date, and hour of the meeting, and unless it is the annual meeting, shall indicate that it is being issued by or at the direction of the person or persons calling the meeting. Notice shall be given either personally or by mail to each shareholder entitled to vote at such meeting, not less than ten nor more than fifty days before the date of the meeting. If action is proposed to be taken that might entitle shareholders to payment for their shares, the notice shall include a statement of that purpose and to that effect. If mailed, the notice is given when deposited in the United States mail, with postage thereon prepaid, directed to the shareholder at the address as it appears on the record of shareholders, or, if they shall have filed with the secretary a written request that notices to him be mailed to some other address, then directed to him at such other address.

6. Waivers. Notice of meeting need not be given to any shareholder who signs a waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him. A Shareholder's attendance at a meeting also waives objection to consideration of a particular matter that is not within the purpose described in the meeting notice, unless the Shareholder objects to considering the matter when it is presented.

7. Quorum of Shareholders. Unless the Articles of Incorporation provides otherwise, the holders of 51% of the shares entitled to vote thereat shall constitute a quorum at a meeting of shareholders for the transaction of any business, provided that when a specified item of business is required to be voted on by class or classes, the holders of 51% of the shares of such class or classes shall constitute a quorum for the transaction of such specified item of business.

When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders. The shareholders present may adjourn the meeting despite the absence of a quorum.

8. Proxies. Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy.

Every proxy must be signed by the shareholder or their attorney-in-fact. No proxy shall be valid after expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by Florida Statutes Section 607.0722 or other applicable law.

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9.  Qualification of Voters. Every shareholder of record shall be entitled at every meeting of shareholder to one vote for every share standing in his name on the record of shareholders, unless otherwise provided in the Articles of Incorporation.

10. Vote of Shareholders. Except as otherwise required by statute or by the Articles of Incorporation:

(a) directors shall be elected by a plurality of the votes cast at a meeting of shareholders by the holders or shares entitled to vote in election;

(b) all other corporate action shall be authorized by a majority of the votes cast.

11. Written Consent of Shareholders. Any action that may be taken by vote may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon or signed by such lesser number of holders as may be provided for in the Articles of Incorporation.

12. Action Without Meeting Any action of the Shareholders may be taken without a meeting, without prior written notice and without a vote, if a consent in writing describing the action so taken is dated and signed by Shareholders of a majority of the outstanding voting shares of the corporation and delivered to the Corporation. Within ten (10) days after obtaining such authorization by written consent, notice must be given to those Shareholders who have not consented in writing. The notice shall fairly summarize the material features of the authorized action and, if the action is one for which dissenters' rights are provided by the Florida Business Corporation Act, shall contain a clear statement of the right of dissenting Shareholders to be paid a fair value of the shares upon compliance with the applicable statutory provisions. Any certificate to be filed as a result of the Shareholders' action under this section shall state that written consent was given in accordance with Section 607.0704, Florida Statutes.

                             ARTICLE III - Directors

1. Board of Directors. Subject to any provision in the Articles of Incorporation, Bylaws and the Florida Business Corporation Act concerning corporate action that must be authorized or approved by the Shareholders of the Corporation, all corporate powers shall be exercised by or under the authority of the Board of Directors, and the business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The business of the corporation shall be managed by its board of directors, each of whom shall be a shareholders.

2. Number of Directors. The number of directors shall be 5. When all of the shares are owned by less than five shareholders, the number of directors may be less the five but not less than the number of shareholders.

3. Election of Term of Directors. At each annual meeting of shareholders, the shareholder shall elect directors to hold office until the next annual meeting. Each director shall hold office until the expiration of the term for which they are elected and

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until their successor has been elected and qualified, or until his proper resignation or removal.

4. Newly Created Directorships and Vacancies. Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the board for any reason except the removal of directors without cause may be filled by a vote of a majority of the directors then in office, although less than a quorum exists, unless otherwise provided in the Articles of Incorporation. Vacancies occurring by reason of the removal of directors without cause shall be filled by vote of the shareholders unless otherwise provided in the Articles of Incorporation. A director elected to fill a vacancy caused by resignation, death, or removal shall be elected to hold office for the unexpired term of his predecessor.

5. Removal of Directors. Any or all of the directors may be removed for cause by vote of the shareholders or by action of the board. Directors may be removed without cause only by vote of the shareholders.

6. Resignation. A director may resign at any time by giving written notice to the board, the president, or the secretary of the corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the board or such officer, and the acceptance of the resignation shall not be necessary to make effective.

7. Quorum of Directors. Unless otherwise provided in the Articles of Incorporation, a majority of three members of the entire board shall constitute a quorum for the transaction of business or of any specified item of business.

8. Action of the Board. Unless otherwise required by law, the vote of a majority of the directors present at the time of the vote, if a quorum is present at such time, shall be the act of the board. Each director present shall have one vote regardless of the number of shares they hold.

9. Place and Time of Board Meetings. The board may hold its meetings at the office of the corporation or at such other places, either within or without the State of Florida, as it may from time to time determine.

10. Regular Annual Meeting. A regular annual meeting of the board shall be held immediately following the annual meeting of the shareholders at the place of such annual meeting of shareholders.

11. Telephone Meetings. Directors may participate in meetings of the Board of Directors by means of a conference telephone or other means of communications by which all Directors participating may simultaneously hear each other during the meeting, and participation by such means shall constitute presence in person at such a meeting.

12. Notice of Meetings of the Board, Adjournment.

(a) Regular meetings of the board may be held without notice at such time and place as it shall from time to time determine. Special meetings of the board shall be held

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    upon three day's notice to each director either personally or by mail or by wire, special meetings shall be called by the president or by the secretary in a like manner on written request of at least three directors. Notice of the meeting shall not be given to any director who submits a Waiver of Notice whether before or after the meeting or who attends the meeting without protesting prior thereto or at its commencement, the lack of notice to them.

(b) A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. Notice of the adjournment shall be given all directors who were absent at the time of the adjournment and, unless such time and place are announced at the meeting, to the other directors.

13. Chairman. The president, or, in his absence, a chairman chosen by the board, shall preside at all meetings of the board.

14. Executive and Other Committees. By resolution adopted by a majority of the entire board, the board may designate from among it members an executive committee and other committees, each consisting of three of more directors. Each such committee shall serve at the pleasure of the board.

Executive Committee shall consult with and advise the Officers of the Corporation in the management of its business and shall have and may exercise, to the extent provided in the resolution of the Board of Directors creating such Executive Committee, such powers of Board of Directors as can be lawfully delegated by the Board.

15. Compensation. No compensation, as such, shall be paid to directors for their services, but by resolution of the board, a fixed sum and expenses for actual attendance at each regular or special meeting of the board may be authorized. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

16. Presumption of Assent. A Director of the Corporation who is present at a meeting of the Board of Directors when corporate action is taken shall be presumed to have assented to the action taken, unless he/she votes against such action, abstains from the action taken, or objects at the beginning of the meeting to holding it or transacting specified business at the meeting.

                              ARTICLE IV - Officers

1.  Offices, Election, Term.

(a) Unless otherwise provided for in the Articles of Incorporation, the board may elect or appoint a president, one or more vice-presidents, a secretary and a treasurer, and such other officers as it may determine, who shall have such duties, powers, and functions as hereinafter provided.

(b) All officers shall be elected or appointed to hold office until the meeting of the board following the annual meeting of shareholders.

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(c) Each officer shall hold office for the term which they are elected or appointed and until their successor has been elected or appointed and qualified.

2.  Removal, Resignation, Salary, Etc.

(a) Any officer elected or appointed by the board may be removed by the board with or without cause.

(b) In the event of the death, resignation, or removal of an officer, the board in its discretion may elect or appoint a successor to fill the unexpired term.

(c) Unless there is only once shareholder, any two or more offices may be held by the same person, except the offices of president and secretary. If there is only one shareholder, all offices may be held by the same person.

(d) The salaries of all officers shall be fixed by the board.

(e) The directors may require any officer to give security for the faithful performance of their duties.

3. President. The president shall be the chief executive officer of the corporation, he shall preside at all meetings of the shareholders and of the board; he/she shall manage the business of the corporation and shall see that all orders and resolutions of the board are effected.

4. Vice-Presidents. During the absence or disability of the president, the vice-president, or, if there are more than one, the executive vice-president, shall have all the powers and functions of the president. Each vice-president shall perform such other duties as the board shall prescribe.

5.  Secretary. The secretary shall:

(a) attend all meetings of the board and of the shareholders;

(b) record all votes and minutes of all proceedings in a book to be kept for that purpose;

(c) give or cause to be given notice of all meetings of shareholders and of special meetings of the board;

(d) keep in safe custody the seal of the corporation and affix it to any instrument when authorized by the board;

(e) when required, prepare or cause to be prepared and available at each meeting of shareholders a certified list in alphabetical order of the names of shareholders entitled to vote thereat, indicating the number of shares of each respective call held by each;

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(f) Keep all the documents and records of the corporation as required by law or otherwise in a proper and safe manner;

(g) perform such other duties as may be prescribed by the board.

6. Assistant Secretaries. During the absence or disability of the secretary, the assistant secretary, or, if there are more than one, the one so designated by the secretary or by the board, shall have all the powers and functions of the secretary.

7.  Treasurer. The treasurer shall:

(a) have the custody of the corporate funds and securities;

(b) keep full and accurate accounts of receipts and disbursements in the corporate books;

(c) deposit all money and other valuables in the name and to the credit if the corporation in such depositories as may be designated by the board;

(d) disburse the funds of the corporation as may be ordered or authorized by the board and preserve proper vouchers for such disbursements;

(e) render to the president and board at the regular meetings of the board, or whenever they require it, an account of all the transactions of the treasurer and of the financial condition of the corporation;

(f) render a full financial report at the annual meeting of the shareholders if so requested;

(g) furnish all corporate officers and agents, upon request, with such reports and statements as may be required as to all financial transactions of the corporation.

(h) perform such other duties as are given to him by these bylaws or as from time to time assigned by the board or the president.

8. Sureties and Bonds. In case the board shall so require, any officer or agent of the corporation shall execute to the corporation a bond in such sum and with such surety or sureties as the board may direct, conditioned upon the faithful performance of his duties to the corporation and including responsibility for negligence and for the accounting for all property, funds, or securities of the corporation which may come into their hands.

                       ARTICLE V - Certificates for Shares

1. Certificates. The shares of the corporation shall be represented by certificates. They shall be numbered and entered in the books of the corporation as they are issued. They shall exhibit the holder's name and the number of shares and shall be signed by the president and the secretary and shall bear the corporate seal. The Federal and State laws prohibit "S" Corporations from having more than 35 shareholders.

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2.  Lost or Destroyed Certificates. The board may direct a new certificate or certificates to be issued in place of any certificates or certificates therefore issued by the corporation, alleged to have been lost or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate to be lost or destroyed.

3.  Transfer of Shares.

(a) Upon surrender to the corporation or the transfer agent of the corporation of a certificate of shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate; every such transfer shall be kept at its principal office. No transfer shall be made within ten days next preceding the annual meeting of the shareholders.

(b) The corporation shall be entitled to treat the holder of record of any share as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other notice thereof, except as expressly provided by the laws of the State of Florida.

(c) Any shareholder who wishes to transfer ownership of their share, must first notify the board of directors and express their desire to transfer ownership. The shares must be offered first to the majority shareholder and he/she will have the first right of refusal, then it will be offered to the next majority shareholder. If none of the current shareholders offer to buy the share, only then can it be offered to other parties.

(d) If the shareholder wishes to transfer ownership, it must be resold at the "Share" value amount so designated as "Stockholder Equity" in the most recent audited financial statement. If the transfer involves 10 or more shares, both parties are entitled to have an independent audit to determine its value. The board of directors will review both audits and determine the value of the shares. This value will be determined by the majority of the board of directors and is the value it must be resold at.

4. Closing Transfer Books. The board shall have the power to close the share transfer books of the corporation for a period of not more than ten days during the thirty-day period immediately preceding (1) any shareholders' meeting, or
(2) any date upon which shareholders shall be called upon to, or have a right to take action without a meeting, or (3) any date fixed for the payment of dividend or any other form of distribution, and only those shareholders of record at the time the transfer books are closed shall be recognized as such for the purpose of (1) receiving notice of or voting at such meeting, or (2) allowing them to take appropriate action, or (3) entitling them to receive any dividend or other form of distribution.

                 ARTICLE VI - Financial Statements and Dividends

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1.  Financial Statements. The Corporation shall send an annual financial statement to the Shareholders of the Corporation not later than 90 days after the close of the fiscal year of the Corporation. Such financial statement shall include a balance sheet at the end of the fiscal year of the Corporation, an income statement for that year, and a statement of cash flows for that year. Such financial statements shall be furnished in accordance with Section 607.1620, Florida Statutes.

2. Other Reports to Shareholders. In accordance with Section 607.1621, Florida Statutes, the Corporation shall report to the Shareholders:

(a) its indemnification of directors, officers, employees or agents, and

(b) its authorization to issue shares for promises to render services in the future.

3. Dividends. Subject to provisions of the Articles of Incorporation and the applicable law, dividends on the outstanding shares of the corporation may be declared in such amounts and at such time or times as the board may determine. Before payment of any dividend, there may be set aside out of the net profits for the corporation available for dividends such sum or sums as the board from time to time in its absolute discretion deems proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the board shall think conclusive to the interests of the corporation, and the board may modify or abolish any such reserve.

                          ARTICLE VII - Corporate Seal

The seal of the corporation shall be circular in form and bear the name of the corporation, the year of its organization, and the words "Corporate Seal, Florida." The seal may be used by causing it to be impressed directly on the instrument or writing to be sealed, or upon adhesive substance affixed thereto. The seal of the certificates for shares or on any corporate obligation for the payment of money may be a facsimile, engraved or printed.

                     ARTICLE VIII - Execution of Instruments

All corporate instruments and documents shall be signed or countersigned, executed, verified, or acknowledged by such officer or officers or other person or persons as the board may from time to time designate.

                            ARTICLE IX - Fiscal Year

This fiscal year shall begin the first day of January in each year and end December 31st of that year. This shall also be considered as the taxable year for the Corporation for state and federal income tax purposes.

               ARTICLE X - References to Articles of Incorporation

References to the Articles of Incorporation in these bylaws shall include all amendments thereof unless specifically excepted.

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                          ARTICLE XI - Indemnification

The corporation shall indemnify each Officers and Director, including former Officers and Directors, to the full extent permitted by law, including but not limited to Florida Statutes Section 607.0850.

                           ARTICLE XII - Bylaw Changes

Amendment, Repeal, Adoption, Election of Directors

(a) Except as otherwise provided in the Articles of Incorporation, the bylaws may be amended, repealed, or adopted by vote of the holders of the shares at the time entitled to vote in the election of any directors. Bylaws may also be amended, repealed or adopted by the shareholders entitled to vote thereon as herein above provided. All alterations, amendments and repeals of the bylaws must be approved by a 65% majority of the shareholders.

(b) If any bylaw regulating an impending election of directors is adopted, amended, or repealed by the board, there shall be set forth in the notice of the next meeting of shareholders for the election of directors the bylaw so adopted, amended, or repealed, together with a concise statement of changes made.

                           ARTICLE XIII - Florida Law

These Bylaws shall be construed in accordance with Florida law and shall be subject to the Florida Business Corporation Act (Florida Statutes Chapter 607), as amended from time to time. These Bylaws shall not be construed to restrict or limit any right or power given to Shareholders or Directors by the Florida Business Corporation Act, unless such restriction is expressly stated herein. The omission from these Bylaws of any right or power given by the Florida Business Corporation Act to the Shareholders or Directors shall not be construed to be a restriction or limitation of such right or power.

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